UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2009

RALCORP HOLDINGS, INC.

(Exact Name of Registrant as specified in Charter)

Missouri (State or other jurisdiction of incorporation)	1-12619 (Commission File Number)	43-1766315 (I.R.S. Employer Identification No.)

800 Market Street, Suite 2900, St. Louis, MO (Address of Principal Executive Offices)	63101 (Zip Code)

Registrant’s telephone number, including area code: (314) 877-7000

____________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On August 11, 2009, Ralcorp Holdings, Inc. (the “Company”) and certain subsidiaries of the Company entered into a purchase agreement (the “Purchase Agreement”) with J.P. Morgan Securities Inc. and Banc of America Securities LLC, as representatives of the initial purchasers named therein (the “Initial Purchasers”), related to the sale by the Company of $300,000,000 aggregate principal amount of 6.625% Senior Notes due 2039 (the “Notes”). The Company will use the net proceeds to refinance certain outstanding indebtedness and for general corporate purposes.

The Notes were sold to qualified institutional buyers pursuant to Rule 144A (and outside the United States in reliance on Regulation S) under the Securities Act of 1933, as amended (the “Securities Act”). The Notes have not been registered under the Securities Act or applicable state securities laws, and may not be offered or sold absent registration under the Securities Act or applicable state securities laws or applicable exemptions from registration requirements.

On August 14, 2009, the Company completed the issuance and sale of the Notes to the Initial Purchasers as contemplated by the Purchase Agreement. The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Company, on the one hand, and the Initial Purchasers, on the other hand, have agreed to indemnify each other against, or to contribute to payments for, certain liabilities.

Certain of the Initial Purchasers and their affiliates perform various financial advisory, investment banking and commercial banking services from time to time for the Company and its affiliates for which they have received customary fees and compensation for these transactions and may in the future receive customary fees and compensation. Certain of the Initial Purchasers or their affiliates are agents and lenders under the Company’s revolving credit facilities and term loan, which term loan will be repaid from the proceeds of the Notes.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 and is incorporated herein by reference.

Indenture

The Notes were issued pursuant to an indenture dated as of August 14, 2009 (the “Base Indenture”), as supplemented by a supplemental indenture dated as of August 14, 2009 (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), among the Company, certain subsidiary guarantors of the Company and Deutsche Bank Trust Company Americas, as trustee. The Notes will mature on August 15, 2039. Interest on the Notes is payable semi-annually on February 15 and August 15 beginning February 15, 2010. All existing and future subsidiaries of the Company that are guarantors of the Company’s credit agreements or other indebtedness for borrowed money will unconditionally guarantee payment of the Notes for so long as they remain guarantors under such other indebtedness.

The Notes constitute unsubordinated indebtedness and rank equally with all the Company’s and the subsidiary guarantors’ unsubordinated indebtedness from time to time outstanding. The Notes are secured by a pledge of 65% of the capital stock of certain of the Company’s material foreign subsidiaries on an equal and ratable basis with the Company’s credit facilities and other outstanding notes to the extent that such credit facilities remain so secured.

The Company may, at its option, redeem the Notes, in whole or in part, at any time and from time to time for the greater of the following amounts: (i) 100% of the principal amount of the Notes being redeemed on the redemption date; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed on that redemption date (not including any portion of any payments of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis at the Treasury Rate (as defined in the Indenture), as determined by the Reference Treasury Dealer (as defined in the Indenture), plus 35 basis points; plus, in each case, accrued and unpaid interest on the Notes to the redemption date.

If the Company experiences a Change of Control Triggering Event (as defined in the Indenture), it will be required to offer to purchase the Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase.

The Indenture includes covenants that limit the ability of the Company and its material subsidiaries to, among other things: incur secured debt, enter into sale and lease-back transactions and consolidate, merge or transfer substantially all the Company’s assets to another entity. The covenants are subject to a number of important exceptions and qualifications set forth in the Indenture.

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture, payment defaults, a failure to pay certain judgments and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the trustee or holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued but unpaid interest, including additional interest, on all the Notes to be due and payable.

The foregoing description of the Notes, the Base Indenture and the Supplemental Indenture is qualified in its entirety by reference to the Base Indenture (including the forms of notes included therein) and the Supplemental Indenture, copies of which are included as Exhibits 4.1 and 4.2 hereto and are incorporated herein by reference.

Registration Rights Agreement

In connection with the issuance of the Notes, on August 14, 2009, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) by and among the Company, the guarantors named therein, and J.P. Morgan Securities Inc. and Banc of America Securities LLC, as representatives of the Initial Purchasers, pursuant to which the Company agreed to use commercially reasonable efforts to register the Notes under the Securities Act and consummate an exchange offer within 270 days after the closing of the offering, or to file a shelf registration for the resale of the Notes if an exchange offer cannot be completed within that same exchange period.

If the exchange offer is not completed (or, if required, the shelf registration statement is not declared effective) on or before the date that is the 270th calendar day after the closing date, the annual interest rate on the Notes will increase by 0.25% per year. The amount of additional interest will increase by an additional 0.25% per year for any subsequent 90-day period until all registration defaults are cured, up to a maximum additional interest rate of 1.00% per year.

The description of the terms of the Registration Rights Agreement is qualified in all respects by reference to the Registration Rights Agreement, which is attached hereto as Exhibit 4.3 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Notes and the Indenture contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

4.1       Indenture, dated as of August 14, 2009, by and among Ralcorp Holdings, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee.

4.2       Supplemental Indenture, dated as of August 14, 2009, by and among Ralcorp Holdings, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee.

4.3       Registration Rights Agreement, dated as of August 14, 2009 by and among Ralcorp Holdings, Inc., the guarantors named therein, and J.P. Morgan Securities Inc., and Banc of America Securities LLC, as representatives of the initial purchasers.

10.1     Purchase Agreement, dated as of August 11, 2009, by and among Ralcorp Holdings, Inc., the guarantors named therein, and J.P. Morgan Securities Inc. and Banc of America Securities LLC, as representatives of the initial purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ralcorp Holdings, Inc.
(Registrant)

Date: August 17, 2009	By:	/s/ T.G. Granneman
T.G. Granneman
Duly Authorized Signatory and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Indenture, dated as of August 14, 2009, by and among Ralcorp Holdings, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee.

4.2	Supplemental Indenture, dated as of August 14, 2009, by and among Ralcorp Holdings, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee.

4.3

Registration Rights Agreement, dated as of August 14, 2009 by and among Ralcorp Holdings, Inc., the guarantors named therein, and J.P. Morgan Securities Inc., and Banc of America Securities LLC, as representatives of the initial purchasers.

10.1

Purchase Agreement, dated as of August 11, 2009, by and among Ralcorp Holdings, Inc., the guarantors named therein, and J.P. Morgan Securities Inc. and Banc of America Securities LLC, as representatives of the initial purchasers.